Exhibit 99.1

Amsterdam, 14 March 2023
Just Eat Takeaway.com files for deregistration from SEC in the USA

Just Eat Takeaway.com N.V. (LSE: JET, AMS: TKWY), hereinafter the “Company”, or together with its group companies “Just Eat Takeaway.com”, one of the world’s largest online food delivery marketplaces, will file for deregistration of its securities under the Securities and Exchange Act of 1934 (the “Exchange Act”). Deregistration of its securities from the Securities and Exchange Commission of the United States of America (the “SEC”) will reduce reporting costs and complexity.

As announced on 8 February 2022, the Company voluntarily delisted its American Depositary Receipts (“ADRs”) from the Nasdaq Global Select Market on 14 March 2022. As a result, the Company’s ADRs are quoted and traded in the United States on the OTC Markets via a sponsored Level I Program via the ticker JTKWY.

Following the delisting and the mandatory 12-month waiting period from the date of delisting, the Company has now met the criteria for deregistration of its securities under the Exchange Act and therefore intends to file a Form 15F with the SEC. Deregistration is expected to become effective 90 days after the filing of the Form 15F.

The Company’s main considerations for the deregistration are the low trading volumes of the Company’s securities in the United States. In addition, the costs and expenses associated with being registered under the Exchange Act, the auditing, legal and other costs associated with continuing to make SEC filings, and the burdens placed on Company management to comply with the continued reporting requirements in the United States are significant and are not considered to be offset by the benefits from having its securities registered under the Exchange Act.

The Company’s ordinary shares will remain listed on Euronext Amsterdam and on the London Stock Exchange.

Just Eat Takeaway.com

Jitse Groen, CEO
Brent Wissink, CFO
Joerg Gerbig, COO
Andrew Kenny, CCO

Investors:
Joris Wilton
E: IR@justeattakeaway.com

Media:
E: press@justeattakeaway.com

For more information, please visit our corporate website: https://www.justeattakeaway.com/

About Just Eat Takeaway.com

Just Eat Takeaway.com (LSE: JET, AMS: TKWY) is one of the world’s leading global online food delivery marketplaces.

Headquartered in Amsterdam, the Company is focused on connecting consumers and partners through its platforms. With 692,000 connected partners, Just Eat Takeaway.com offers consumers a wide variety of food choice.

Just Eat Takeaway.com has rapidly grown to become a leading online food delivery marketplace with operations in the United States, the United Kingdom, Germany, the Netherlands, Canada, Australia, Austria, Belgium, Bulgaria, Denmark, France, Ireland, Israel, Italy, Luxembourg, New Zealand, Poland, Slovakia, Spain and Switzerland.

Disclaimer

Statements included in this press release that are not historical facts are, or may be deemed to be, forward-looking statements, including “forward-looking statements” made within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by the use of forward-looking terminology, including the terms “anticipates”, “expects”, “intends”, “may” or “will” or comparable terminology, or by discussions of strategy, plans, objectives, goals, future events or intentions. Forward-looking statements may and often do differ materially from actual results, reflect the Company’s current view with respect to future events and are subject to risks relating to future events, including risks from or uncertainties related to innovation; competition; brand & reputation; acquisitions; global strategic projects; technological reliability and availability; social change, legislation & regulation; data security and privacy; financial reporting, people, operational complexity of hybrid model and integration & transformation, as well as those contained in the Company’s filings with the SEC, including the Company’s registration statement on Form 20-F and Current Reports on Form 6-K, which may be obtained free of charge at the SEC’s website, http://www.sec.gov, and the Company’s Annual Reports, which may be obtained free of charge from the Company’s corporate website, https://justeattakeaway.com. Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser. Forward-looking statements reflect knowledge and information available at, and speak only as of, the date they are made, and the Company expressly disclaims any obligation or undertaking to update, review or revise any forward-looking statement contained in this announcement. Readers are cautioned not to place undue reliance on such forward-looking statements.

2